Exhibit (q)

POWER OF ATTORNEY

MAIRS AND POWER FUNDS TRUST

Know all persons by these presents that William B. Frels, the President and a Trustee of Mairs and Power Funds Trust (the “Trust”), and Norbert J. Conzemius,  Mary Schmid Daugherty, Bert J. McKasy, and Charles M. Osborne, each a Trustee of the Trust, hereby constitutes and appoints Jon A. Theobald and Andrea C. Stimmel, and each of them acting alone, as his or her attorneys-in-fact, with power of substitution, to sign on his or her behalf (i) any registration statement on Form N-1A or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Trust with the Securities and Exchange Commission, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his or her name and on his or her behalf in the capacities indicated to enable the Trust to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof. Should any of those constituted and appointed as attorneys-in-fact hereby no longer be employed by their respective current employer, this Power of Attorney shall terminate and be void as to such attorney-in-fact.

May 17, 2011

/s/ William B. Frels
William B. Frels

/s/ Norbert J. Conzemius
Norbert J. Conzemius

/s/ Mary Schmid Daugherty
Mary Schmid Daugherty

/s/ Bert J. McKasy
Bert J. McKasy

/s/ Charles M. Osborne
Charles M. Osborne